UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LiveDeal, Inc.
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LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 939-0230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 25, 2010

February 3, 2010
Las Vegas, Nevada

To Our Stockholders:

The 2010 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal”) will be held at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, on Thursday, March 25, 2010, beginning at 8:00 a.m. local time.  The Annual Meeting is being held to:

1.	elect five directors to our Board of Directors;

2.	ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2010; and

3.	transact such other business that may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on January 27, 2010 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.  Your vote is important.  Note that we have enclosed with this notice (i) our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and (ii) a Proxy Statement.

Your proxy is being solicited by LiveDeal’s Board of Directors.  All stockholders are cordially invited to attend our Annual Meeting and vote in person.  In order to assure your representation at the Annual Meeting, however, we urge you to complete, sign and date the enclosed proxy as promptly as possible and return it to us either (i) via facsimile to the attention of Larry Tomsic, Chief Financial Officer, at (702) 939-0422, or (ii) in the enclosed postage-paid envelope.  If you attend the Annual Meeting in person, you may vote in person even if you previously have returned a proxy.  Please vote – your vote is important.

By Order of the Board of Directors,

/s/ Kevin A. Hall
Kevin A. Hall
Interim Chief Operating Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 25, 2010

The Proxy Statement and our Annual Report to Stockholders are available at http://www.cfpproxy.com/6300.

LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 939-0230

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 25, 2010

This Proxy Statement relates to the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of LiveDeal, Inc. (“LiveDeal” or the “Company”).  The Annual Meeting will be held on Thursday, March 25, 2010 at 8:00 a.m. local time, at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors (the “Board”).  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about February 3, 2010.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of five directors to our Board; and (ii) the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2010.  In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, January 27, 2010, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting and vote the shares that they held on that date at the Annual Meeting or any postponement or adjournment of the Annual Meeting.  At the close of business on January 27, 2010, there were issued, outstanding and entitled to vote 6,092,017 shares of our common stock, par value $.001 per share, each of which is entitled to one vote.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person; or (ii) you can vote by completing, signing and dating the enclosed proxy card and returning it to us via mail or facsimile.  If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

How can I get more information about attending the Annual Meeting and voting in person?

The Annual Meeting will be held on Thursday, March 25, 2010 at 8:00 a.m. local time, at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  For additional details about the Annual Meeting, including directions to the site of the Annual Meeting and information about how you may vote in person if you so desire, please call or email Larry Tomsic, Chief Financial Officer, at (702) 939-0240 or at ltomsic@livedeal.com.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this Proxy Statement.  In summary, our Board recommends a vote FOR election of the nominated slate of directors; and FOR the ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2010.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors.  Election of a director requires the affirmative votes of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present.  The five persons receiving the greatest number of votes will be elected as directors.  Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders may not cumulate votes in the election of directors.

Under new rules approved by the Securities and Exchange Commission (the “SEC”) effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections.  In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result.  Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.

Ratification of Auditors.  The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will not affect the outcome of this proposal.  Brokers are entitled to use their discretion to vote uninstructed proxies with respect to ratification of our independent auditors.

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our common stock are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

Where can I access this Proxy Statement and the related materials online?

The Proxy Statement and our Annual Report to Stockholders are available at http://www.cfpproxy.com/6300.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

LiveDeal’s Amended and Restated Bylaws provide that our Board shall consist of not less than three nor more than nine directors (with the precise number of directors to be established by resolution of the Board), each of whom is elected annually.  Currently, there are five members of our Board.  Our Board, on the recommendation of our Corporate Governance and Nominating Committee, has determined that five directors will be elected at the 2010 Annual Meeting, and has nominated each of the five incumbent directors for re-election.  Each director is to be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified.  If a director resigns or otherwise is unable to complete his or her term of office, the Board may elect another director for the remainder of the departing director’s term.

The Board has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our Board.

Vote Required

If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to our Board.

Under new rules approved by the SEC effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections.  In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result.  Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

Nominees for Director

The Board’s nominees are listed below.  The Board recommends that you vote FOR each of Ms. Bolton, Mr. Butler, Mr. Clarke, Mr. Huber and Mr. LeClaire.

Sheryle Bolton, 63 Audit Committee Member
Ms. Bolton has served as a director of our Company since October 2008.   Since 2007, and from 2002 to 2005, Ms. Bolton advised U.S and international technology companies on growth and funding strategies.  From 2005 to 2007, Ms. Bolton was Chief Executive Officer of QUIXIT, Inc., an online brain fitness company, which was acquired in 2007. From 1996 to 2002, Ms. Bolton was Chairman and Chief Executive Officer of Scientific Learning Corporation (NASDAQ: SCIL), a health care and educational technology company, where she led a highly successful public offering.  Ms. Bolton has also had experience serving as a director on boards of public and private companies and mutual funds, including Bridge Capital Holdings (NASDAQ: BBNK) from 2007 to 2008 and 30 domestic and international Scudder-Kemper Mutual Funds, representing $60 billion of assets under management, from 1995 to 2001.  Earlier in her career, Ms. Bolton was President and Chief Operating Officer of Physicians’ Online, Inc.; a Vice President in Merrill Lynch’s investment banking division; Senior Executive at Rockefeller & Co. Global Asset Management; and Director of Strategy of HBO, Inc.   Ms. Bolton holds a Bachelor’s Degree in English and a Master’s Degree in Linguistics from the University of Georgia and an MBA from Harvard Business School.

Richard D. Butler, Jr., 60 Audit Committee Member
Mr. Butler has served as a director and member of the Audit Committee of our Company since August 2006.  He is a veteran savings and loan and mortgage banking executive, co-founder and major shareholder of Aspen Healthcare, Inc. and Ref-Razzer Corporation, former Chief Executive Officer of Mt. Whitney Savings Bank, Chief Executive Officer of First Federal Mortgage Bank, Chief Executive Officer of Trafalgar Mortgage, and Executive Officer & Member of the President’s Advisory Committee at State Savings & Loan Association (peak assets $14 billion) and American Savings & Loan Association (NYSE: FCA; peak assets $34 billion). Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College.

Thomas J. Clarke, Jr., 53 Compensation Committee Member Corporate Governance and Nominating Committee Chairman
Mr. Clarke has served as a director of our Company since November 2007.  Mr. Clarke was Chief Executive Officer of TheStreet.com (NASDAQ: TSCM) from October 1999 until March 2009.  Prior to joining that company, Mr. Clarke was Chief Executive Officer of Thomson Financial Investor Relations.  At that company, Mr. Clarke oversaw the sale of what was then Technimetrics Inc. from Knight-Ridder to Thomson Corporation in 1998.  Mr. Clarke has also held management positions at companies such as McAuto Systems Corp. and Media Records.  Additionally, Mr. Clarke serves as a business information advisor for Plum Holdings L.P., an institutional venture capital firm specializing in early stage investments in media companies.  He serves on the University of Albany’s executive advisory board of the Center for Comparative Functional Genomics, and on the board of Standing Stone, Inc., developers of disease state management solutions.  Mr. Clarke holds an MBA from Hofstra University and a Bachelor’s Degree in Marketing from St. John’s University.

Joseph R. Huber, 40
Mr. Huber has served as a director of our Company since August 19, 2009.  Mr. Huber is currently Chief Executive Officer, Chief Investment Officer and Managing Member of Huber Capital Management, LLC, an investment advisory firm that provides discretionary investment advisory services to mutual funds and other institutional investors.  Previously, Mr. Huber was the Director of Research and a principal of Hotchkis and Wiley Capital Management.  Mr. Huber has also served as a portfolio manager for Merrill Lynch Asset Management and Goldman Sachs Asset Management.  Mr. Huber holds a B.A. in statistics and econometrics from Northwestern University and an MBA with concentrations in accounting and finance from the University of Chicago.

Greg A. LeClaire, 40 Audit Committee Chairman Compensation Committee Member Corporate Governance and Nominating Committee Member
Mr. LeClaire has served as a director of our Company since May 2008.  He currently serves as Chief Financial Officer of ePercipio LLC, an online training company.  He is also a member of the board of directors of IA Global, Inc. (NYSE AMEX: IAO).  From June 2009 to January 2010, he served as a financial, operational and strategic development consultant in the technology sector.  He was Chief Financial Officer and Corporate Secretary of ClearOne Communications, Inc. (NASDAQ: CLRO), a manufacturer and marketer of audio conferencing and related products, from September 2006 until May 2009.  From April 2006 until August 2006, Mr. LeClaire served as Vice President – Finance and Administration for LiveDeal, Inc., the Internet classifieds company that the Company acquired in 2007.  Prior to that, Mr. LeClaire was Vice President and Chief Financial Officer of Utah Medical Products, Inc. (NASDAQ: UTMD), a multi-national medical device corporation, from January 2001 until April 2006.  Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance, budgeting and financial management.  He holds a Master of Science degree in management from Stanford University’s Graduate School of Business and a Bachelor of Science degree in accounting from the University of Utah.

Our Board recommends a vote FOR the election of each of the director nominees.

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during fiscal 2009?

Our Board met 20 times during fiscal 2009, either telephonically or in person, and acted a number of times by written consent.  None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during fiscal 2009.

Director Independence

Our Board has affirmatively determined that each of the five current directors nominated for re-election at the 2010 Annual Meeting is “independent” as such term is defined under NASDAQ Listing Rule 5605(a)(2) and the related rules of the SEC.  The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

How can our stockholders communicate with the Board?

Stockholders and other parties interested in communicating with the Board may do so by writing to Board of Directors, LiveDeal, Inc., 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

What committees has the Board established?

Our Board has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, each of which is a standing committee of the Board.

Audit Committee.  The purpose of the Audit Committee is to assist our Board in overseeing (i) the integrity of our Company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; (iv) our Company’s financial risk; and (v) our Company’s internal audit function.  In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent public accountants, and our management.  Mr. LeClaire (Chairman), Mr. Butler and Ms. Bolton currently serve on the Audit Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC and has been determined by the Board to be “financially literate” with accounting or related financial management experience.  The Board has also determined that Mr. LeClaire is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules.  Our Board has adopted a charter for the Audit Committee, a copy of which is posted on our website at www.livedeal.com.  The Audit Committee met five times during fiscal 2009.

Compensation Committee.  The purpose of the Compensation Committee is to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors and executives, (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, as necessary, and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.  Messrs. Clarke and LeClaire currently serve on the Compensation Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC.  In addition, each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Our Board has adopted a charter for the Compensation Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met four times during fiscal 2009.

Compensation Committee Interlocks and Insider Participation.  There were no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

Corporate Governance and Nominating Committee.  The purpose of the Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become members of our Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the Board a set of corporate governance principles applicable to our Company; and (iii) oversee the evaluation of the Board and our Company’s management.  Messrs. Clarke (Chairman) and LeClaire currently serve on the Corporate Governance and Nominating Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC.  Our Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met one time during fiscal 2009.

What are the procedures of the Corporate Governance and Nominating Committee in making nominations?

The Corporate Governance and Nominating Committee establishes and periodically reviews the criteria and qualifications for board membership and the selection of candidates to serve as directors of our Company.  In determining whether to nominate a candidate for director, the Corporate Governance and Nominating Committee considers the following criteria, among others:

•	the candidate’s integrity and ethical character;

•	whether the candidate is “independent” under applicable SEC, NASDAQ and other rules;

•
whether the candidate has any conflicts of interest that would materially impair his or her ability to exercise independent judgment as a member of our Board or otherwise discharge the fiduciary duties owed by a director to LiveDeal and our stockholders;

•	the candidate’s ability to represent all of our stockholders without favoring any particular stockholder group or other constituency of LiveDeal;

•
the candidate’s experience (including business experience relevant to LiveDeal and/or its industry), leadership qualities and commitment to devoting the amount of time required to be an active member of our Board and its committees; and

•	the committee’s desire to nominate directors from diverse business and personal backgrounds.

The committee has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement, although the committee has not recently engaged such a firm.

Although the committee has not specified any minimum criteria or qualifications that each director must meet, the committee conducts its nominating process in a manner designed to ensure that the Board continues to meet applicable requirements under SEC and NASDAQ rules (including, without limitation, as they relate to the composition of the Audit Committee).

Our Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving our Company the benefit of the familiarity and insight into our Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes will continue to make important contributions to the Board, and who consent to continue their service on the Board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders under criteria similar to those used to evaluate candidates nominated by the committee (including those listed above).  In considering the potential candidacy of persons recommended by stockholders, however, the committee may also consider the size, duration and any special interest of the recommending stockholder (or group of stockholders) in LiveDeal’s common stock.

Stockholders who desire to recommend a nominee for election to our Board must follow the following procedures:

•	Recommendations must be submitted to the Company in writing, addressed to our Chief Financial Officer at the Company’s principal headquarters.

•	Recommendations must include all information reasonably deemed by the recommending stockholder to be relevant to the committee’s consideration, including (at a minimum):

o	the name, address and telephone number of the potential candidate;

o	the number of shares of LiveDeal’s common stock owned by the recommending stockholder (or group of stockholders), and the time period for which such shares have been held;

o
if the recommending stockholder is not a stockholder of record according to the books and records of the Company, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder;

o
a statement from the recommending stockholder as to whether s/he has a good faith intention to continue to hold the reported shares through the date of LiveDeal’s next annual meeting (at which the candidate would be elected to the Board);

o	with respect to the recommended nominee:

▪
the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and the five-year business experience of the proposed nominee, as well as information about the types of legal proceedings within the past five years involving the nominee);

▪	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of LiveDeal); and

▪
the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions in which LiveDeal was or is to be a participant involving more than $120,000 and in which the nominee had or will have any direct or indirect material interest and certain other types of business relationships with LiveDeal);

o
a description of all relationships between the proposed nominee and the recommending stockholder and any arrangements or understandings between the recommending stockholder and the nominee regarding the nomination;

o	a description of all relationships between the proposed nominee and any of LiveDeal’s competitors, customers, suppliers, labor unions or other persons with special interests regarding LiveDeal;

o	a description of the contributions that the nominee would be expected to make to the Board and the governance of LiveDeal; and

o
a statement as to whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of LiveDeal.

•
The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance and Nominating Committee and other Board members and, if elected, to serve as a director of LiveDeal.

•
A stockholder nomination must be received by LiveDeal, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting.

•
If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders must be submitted with respect to each stockholder in the group (as the term group is defined under SEC regulations).

What is our policy on director attendance at our Annual Meetings?

The Board does not have a formal policy regarding director attendance at the Company’s annual meeting of stockholders, but all directors are encouraged to attend.  All of our directors who were standing for re-election at our 2009 Annual Meeting attended that meeting.  All directors standing for re-election this year anticipate attending our 2010 Annual Meeting.

How are our directors compensated?

Our directors receive a base fee of $36,000 per year for their service on the Board, which is payable in monthly installments.  Additionally, committee chairpersons are paid an additional $10,000 per year, payable monthly.  Upon election to the Board, directors are generally awarded 10,000 shares of restricted common stock.  For more information about the compensation paid or provided to our directors during fiscal 2009, please refer to “Director Compensation” on page 19 of this Proxy Statement.

Does the Company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers, and employees of our Company, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.  We have filed our code of ethics as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2004.  In addition, our code of ethics is posted under “Investor Relations” on our Internet website at www.livedeal.com.  We will mail a copy of our code of ethics at no charge upon request submitted to LiveDeal, Inc., Attention: Investor Relations, 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.  If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our Internet website at www.livedeal.com.

Certain Legal Proceedings Involving Directors and/or Officers of the Company

On July 16, 2008, Joseph Cunningham, the former Chairman of our Board and the Company’s Audit Committee who remained a director of the Company until February 26, 2009, filed a complaint with the U.S. Department of Labor’s Occupational Safety and Health Administration (“OSHA”) alleging that the Company and certain members of our Board had engaged in discriminatory employment practices in violation of the Sarbanes-Oxley Act of 2002’s statutory protections for corporate whistleblowers when the Board removed him as Chairman on May 22, 2008.  In his complaint, Mr. Cunningham asked OSHA to order his appointment as Chief Executive Officer of the Company or, in the alternative, to order his reinstatement as Chairman of the Board.  Mr. Cunningham also sought back pay, special damages and litigation costs.  The Company has not received any correspondence from OSHA, and there have been no other developments in the matter, since December 2008.  The Company’s internal investigation of the matter, which was conducted by a special committee of our Board, determined that Mr. Cunningham’s allegations were without merit.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

Audit Committee Appointment – Mayer Hoffman McCann P.C.

Our Audit Committee, pursuant to authority granted to it by our Board, has selected Mayer Hoffman McCann P.C., certified public accountants, as independent auditors to examine our annual consolidated financial statements for the fiscal year ending September 30, 2010.  Our Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection.  If stockholders do not ratify the selection of Mayer Hoffman McCann P.C., the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2010, although the Audit Committee will be under no obligation to change its selection.

Audit and Other Fees

We have paid or expect to pay the following fees to our independent registered public accounting firm for work performed in fiscal 2009 and 2008 or attributable to the audit of our 2009 and 2008 consolidated financial statements:

	2009	2008
Audit Fees	$150,000	$149,800
Audit-Related Fees	15,543	9,250
Tax Fees	22,500	24,375
All Other Fees	24,600	26,500
Total	212,643	209,925

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the Company’s independent registered public accounting firm.  All 2009 and 2008 non-audit services listed above were pre-approved.

Audit Fees:  This category includes the audit of our annual financial statements and review of financial statements included in our annual and periodic reports that are filed with the SEC.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.

Audit-Related Fees:  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees:  This category consists of professional services rendered by Mayer Hoffman McCann P.C. for tax compliance and tax advice.  The services for the fees disclosed under this category include technical tax advice.

All Other Fees:  In fiscal 2009, these fees were related to an audit of the Company’s 2006 and 2007 tax returns.  In fiscal 2008, these fees were related to preparing the Company’s response to a comment letter dated April 17, 2008 that it received from the SEC in connection with certain of the Company’s past filings with the SEC.  All of the SEC’s comments have been resolved as of the date of this Proxy Statement.

Attendance of Mayer Hoffman McCann P.C. at 2010 Annual Meeting

Representatives of Mayer Hoffman McCann P.C. are not expected to be present at the 2010 Annual Meeting.

Vote Required to Ratify Appointment of Mayer Hoffman McCann P.C.

The affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at the Annual Meeting is required to ratify the selection of Mayer Hoffmann McCann P.C. as the Company’s independent registered public accounting firm for fiscal 2010.

Our Board recommends a vote FOR ratification of Mayer Hoffman McCann P.C.
as our independent registered public accounting firm for fiscal 2010.

EXECUTIVE OFFICERS

Our executive management team consists of the following individuals:

Kevin A. Hall, 45 Interim Chief Operating Officer, General Counsel and Vice President of Human Resources and Business Development
Mr. Hall has served as the Company’s General Counsel since April 2009, as our Vice President of Human Resources and Business Development since October 2009, and as our interim Chief Operating Officer since January 2010.  Prior to joining the Company, Mr. Hall was a partner in the San Francisco, California and New York, New York offices of Reed Smith LLP, an international law firm with more than 1,500 attorneys worldwide, from 2006 until 2008.  Previously, he was a senior associate and later a partner in the New York, New York office of Linklaters, a London-based global law firm, from 1998 until 2006.  Mr. Hall, who is admitted to practice law in California and New York, specializes in general corporate law, finance, structured finance, and other complex commercial and financial transactions (including mergers and acquisitions).  He holds a B.A. in History and French Literature from Columbia College, a Master’s Degree in International Affairs from Columbia University, and a law degree from Cornell School of Law.

Lawrence W. Tomsic, 57 Chief Financial Officer
Mr. Tomsic was appointed Chief Financial Officer of LiveDeal on November 19, 2009, and his appointment became effective on January 2, 2010.  Mr. Tomsic recently served as Controller for Alliance Residential Company, an apartment complex with 3,221 units and $90 million in annual sales.  Previously, he was a Controller and Chief Financial Officer for various clients of JKL Consulting (including a planned unit development and a concrete contractor) from 2006-2008 and Chief Financial Officer of John R. Wood, Inc. (a real estate brokerage focusing on luxury residential housing and commercial properties) from 1997-2006.  Mr. Tomsic worked as a financial officer and in other management positions for various companies (including U.S. Home Corporation and Collier Enterprises) from 1983-1997.  He was also a senior auditor for Deloitte & Touche for three years.  Mr. Tomsic holds a B.S. in Accounting from the University of Delaware and an M.B.A. in Accounting from the University of Denver.  He is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For fiscal 2009, the Company’s Named Executive Officers were:

Michael Edelhart, Chief Executive Officer (until May 19, 2009);
Richard F. Sommer, President and Chief Executive Officer (from May 19, 2009 until January 4, 2010);
Rajeev Seshadri, Chief Financial Officer (from January 9, 2009 until January 2, 2010); and
Kevin A. Hall, General Counsel and Vice President of Human Resources and Business Development

The Compensation Committee

The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer or other principal executive officer (currently, our Interim Chief Operating Officer) and the Company’s other executive officers.  Additionally, the Compensation Committee reviews compensation of outside directors for service on the Board and for service on committees of the Board, and administers the Company’s stock plans.

Role of Executives in Determining Executive Compensation

The Chief Executive Officer or other principal executive officer (currently, our Interim Chief Operating Officer) provides input to the Compensation Committee regarding the performance of the other Named Executive Officers and offers recommendations regarding their compensation packages in light of such performance.  The Compensation Committee is ultimately responsible, however, for determining the compensation of the Named Executive Officers, including the Chief Executive Officer or other principal executive officer.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders.  In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success.  Specifically, the Company’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation; Components of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation.  We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals.  Our compensation should be competitive enough to attract and retain highly skilled individuals.  In this regard, we utilize a combination of between two to four of the following types of compensation to compensate our executive officers:

•	base salary, which increases by 10% each year during the term of their employment agreement;

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals;

•	cash bonuses given at the discretion of the Board; and

•	equity compensation, consisting of restricted stock and/or stock options.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board.  Salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee.  Restricted stock is granted under the LiveDeal, Inc. Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”) and is priced at 100% of the closing price of the Company’s common stock on the date of grant.  Incentive and/or non-qualified stock options are generally granted under the 2003 Stock Plan, as well, with the exercise price of such options set at 100% of the closing price of the Company’s common stock on the date of grant.  These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee did not utilize any benchmarking measure in fiscal 2009 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Salary increases are based on the terms of the Named Executive Officers’ employment agreements and correlated with the Board’s and the Compensation Committee’s assessment of each Named Executive Officer’s performance.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.  Historically, the Compensation Committee has not used outside consultants in determining the compensation of the Company’s Named Executive Officers, and no such consultants were engaged during fiscal 2009.

Other Compensation Policies and Considerations

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee has the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Code it determines that such compensation is in the best interests of the Company and its stockholders.  For fiscal 2009, the Company expects to deduct all compensation expenses paid to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)

Michael Edelhart, Chief Executive Officer (2)	2009	160,453	(2)	15,000	-		16,855	(3)	89,308	(4)	281,616
	2008	83,064	(2)	-	27,500	(5)	10,155	(6)	-		120,719

Richard F. Sommer, President and Chief Executive Officer (7)	2009	136,229	(7)	-	-		-		-		136,229

Rajeev Seshadri, Chief Financial Officer (8)	2009	227,337	(8)	-	-		9,840	(9)	5,788	(10)	242,965

Kevin A. Hall, General Counsel (11)	2009	93,600	(11)	-	-		-		-		93,600
_______________
(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with SFAS No. 123(R) (“SFAS 123(R)”).  These amounts reflect LiveDeal’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)
Mr. Edelhart was appointed Chief Executive Officer of the Company effective as of June 1, 2008.  He served in that capacity until May 19, 2009, when he was replaced by Mr. Sommer.  Salary amounts reflect cash salary paid for partial years in fiscal 2008 (June 1-September 30, 2008) and fiscal 2009 (October 1, 2008 until May 19, 2009).  Mr. Edelhart was also paid $13,065 in Board fees prior to his appointment as our permanent Chief Executive Officer, which amount is included in this column.

(3)	Option to purchase 150,000 shares of the Company’s common stock granted to Mr. Edelhart on October 3, 2008.
(4)
Includes $7,577 in paid holiday benefits, $19,231 in other paid time off, and the $62,500 severance payment that was made to Mr. Edelhart in connection with the termination of his employment on May 19, 2009.

(5)
Restricted stock (10,000 shares) granted to Mr. Edelhart in connection with his election to the Company’s Board on May 22, 2008.  Amount based on the per share closing price ($2.75) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.

(6)
Option to purchase 5,000 shares of the Company’s common stock granted to Mr. Edelhart in connection with his appointment as the Company’s Chief Executive Officer on June 1, 2008.  Amount computed using the Black Scholes option pricing model assuming 95.9% volatility, a risk-free interest rate of 2.2% and an expected term of 5.0 years.

(7)
Mr. Sommer was appointed President and Chief Executive Officer of the Company on May 19, 2009.  Amount includes cash salary paid for partial year in fiscal 2009 ($106,923) and cash retainer fees paid for service as a director and committee chairman prior to his appointment as an executive officer ($29,306).  Mr. Sommer was not paid for his services as a director following his appointment as an executive officer.

(8)	Mr. Seshadri was appointed Chief Financial Officer of the Company effective as of January 9, 2009.
(9)	Option to purchase 100,000 shares of the Company’s common stock granted to Mr. Seshadri on November 17, 2008.
(10)	Includes $5,788 in paid holiday benefits.
(11)	Mr. Hall was appointed General Counsel of the Company on April 20, 2009.

EMPLOYMENT AGREEMENTS

Michael Edelhart, Former Chief Executive Officer

Mr. Edelhart was hired by the Company to serve as its interim Chief Executive Officer for an initial term of three months (subject to review on a quarterly basis), effective as of June 1, 2008.  Mr. Edelhart and the Company entered into an Employment Agreement on that date, which was subsequently amended on July 1, 2008 (extending the term for an additional month) and amended and restated on October 1, 2008.  Mr. Edelhart’s Restated Employment Agreement provided for a three-year term (from October 1, 2008), a base salary of $250,000 per year, and annual cash bonus eligibility of $60,000 if the Company achieves certain performance objectives established by the Board and/or its Compensation Committee.

On October 3, 2008, Mr. Edelhart was granted an option to purchase 150,000 shares of the Company’s common stock under the Company’s 2003 Stock Plan.  The option grant was scheduled to vest in 48 equal monthly installments.  Mr. Edelhart’s options were to immediately accelerate and vest upon any change of control of the Company (if Mr. Edelhart’s employment was terminated from and after such change of control).  Finally, the Restated Employment Agreement provided that the Company would reimburse Mr. Edelhart for reasonable business expenses and allow him to participate in its regular benefit programs.

On May 19, 2009, the Company terminated Mr. Edelhart’s employment as Chief Executive Officer, effective immediately.  Mr. Edelhart subsequently resigned from the Company’s Board, effective on July 4, 2009.  In connection with his resignation, Mr. Edelhart entered into a Separation Agreement and Full Release of Claims with the Company.  Under the terms of the Separation Agreement and in accordance with his Restated Employment Agreement, the Company paid Mr. Edelhart a lump sum of $62,500 (less applicable taxes and other withholdings), which was equal to three months of the base salary he was being paid upon his termination as the Company’s Chief Executive Officer.  The Company also made payments to Mr. Edelhart for certain business-related expenses and his attorneys’ fees related to the negotiation of the Separation Agreement.  Mr. Edelhart continued to be entitled to exercise his then-vested stock options in accordance with the terms of the applicable stock option agreements; his unvested options were forfeited and cancelled.

In exchange for the payments described above, Mr. Edelhart provided a full release of claims arising out of, or relating to, his employment with the Company, his termination from the position of Chief Executive Officer of the Company, and/or his resignation.  The Separation Agreement also contained customary provisions with respect to confidentiality and non-solicitation, as well as mutual covenants on the part of Mr. Edelhart and the Company regarding public statements and non-disparagement.

Richard F. Sommer, Former President and Chief Executive Officer

Mr. Sommer and the Company entered into an Employment Agreement effective May 19, 2009.  The Employment Agreement provided for a three-year employment term.  Pursuant to the Employment Agreement, Mr. Sommer was to be paid an annual salary of $300,000 and was eligible to receive a bonus of up to $100,000 per year if the Company achieved certain performance targets established by the Board and/or its Compensation Committee.  Mr. Sommer was also entitled to a success fee payable in cash equal to 2% of the excess above $9,000,000 of any cash distributed to or received by the Company’s stockholders in the form of a dividend, in the event of liquidation or upon a change of control.  If the Company terminated Mr. Sommer’s employment prior to the end of his term of employment without cause (as defined in the Employment Agreement) and certain other conditions were met (including that Mr. Sommer provide a valid release of claims in favor of the Company), Mr. Sommer would have been entitled to receive severance payments equal to his then current monthly salary for three months.  The Employment Agreement also provided that the Company would reimburse Mr. Sommer for reasonable business expenses and allowed him to participate in its regular benefit programs.

On November 23, 2009, the Company and Mr. Sommer entered into an Amendment to Mr. Sommer’s Employment Agreement.  The Amendment, which was effective as of October 29, 2009, provided that Mr. Sommer was entitled to an option to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.95 per share, which was equal to the closing price of the Company’s common stock on the date of grant.  The option was granted pursuant to the Company’s 2003 Stock Plan was scheduled to vest as follows:  25% on October 29, 2010 (the first anniversary of the date of grant) and 1/36 of the remainder each month beginning on November 29, 2010.  Such option grant replaced the success fee provision described above.

On January 4, 2010, the Company and Mr. Sommer agreed upon Mr. Sommer’s departure as President and Chief Executive Officer, and as a member of the Company’s Board, effective immediately.

Rajeev Seshadri, Former Chief Financial Officer

In connection with Mr. Seshadri’s appointment as Chief Financial Officer, which became effective on January 9, 2009, he and the Company entered into an Employment Agreement providing for a four-year employment term.

Pursuant to the Employment Agreement, Mr. Seshadri was to be paid an annual salary of $215,000 and was eligible to receive a bonus of up to $60,000 per year if the Company achieved certain performance targets established by the Company’s Board and/or its Compensation Committee.  Mr. Seshadri was granted an option to purchase 100,000 shares of the Company’s common stock.  Twenty-five percent of the option award was scheduled to vest on November 17, 2009, and the remainder was scheduled to vest in equal increments over the subsequent 36 months.  Either 24 or 12 months of the award would immediately vest upon death, disability or a change of control of the Company (depending on whether or not Mr. Seshadri was retained in his position following the change of control).  If the Company terminated Mr. Seshadri’s employment prior to the end of his term of employment without cause (as defined in the Employment Agreement), Mr. Seshadri was entitled to receive a severance payment equal to three months of his then-current salary.  The Employment Agreement also provided that the Company would reimburse Mr. Seshadri for reasonable business expenses and allowed him to participate in its regular benefit programs.

On November 19, 2009, the Company and Mr. Seshadri agreed upon his departure as Chief Financial Officer, effective as of January 2, 2010.  In connection with his departure, Mr. Seshadri entered into a Separation Agreement and Full Release of Claims with the Company.  Under the terms of the Separation Agreement, the Company agreed to continue to pay Mr. Seshadri his base salary (less applicable taxes and other withholdings) through April 2, 2010 (i.e., for a period of three months following his departure).  The Company also paid Mr. Seshadri a $15,000 cash bonus related to his performance in its fourth quarter of fiscal 2009 and made certain other payments for accrued benefits, continuing health care coverage, and legal fees related to negotiating the Separation Agreement.  Mr. Seshadri continues to be entitled to exercise his vested stock options in accordance with the terms of the applicable stock option agreements until July 1, 2010; his unvested options were forfeited and cancelled.  Finally, Mr. Seshadri agreed to serve the Company in a consulting capacity for a minimum of 16 hours per week (at an hourly rate of $230) until January 31, 2010.

In exchange for the payments described above, Mr. Seshadri provided a full release of claims arising out of, or relating to, his employment with the Company and/or his resignation from the position of Chief Financial Officer of the Company.  The Separation Agreement also contained customary provisions with respect to confidentiality and non-solicitation, as well as mutual covenants on the part of Mr. Seshadri and the Company regarding public statements and non-disparagement.

Other Executive Officers

Neither Mr. Hall nor Mr. Tomsic has entered into an employment agreement with the Company as of the date of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding outstanding equity awards for the Named Executive Officers as of September 30, 2009.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Michael Edelhart	-	-	-	-

Richard F. Sommer	-	-	-	-

Rajeev Seshadri	28,125	-	$1.45	July 1, 2010

Kevin A. Hall	-	-	-	-

DIRECTOR COMPENSATION

Directors who are also employees of the Company do not receive any separate compensation in connection with their Board service.  Non-employee directors each receive a $36,000 annual retainer, as discussed above.  Committee chairpersons generally receive an additional annual retainer of $10,000.  In the event that the Chairman of our Board is a non-employee director, we also pay such person an additional retainer.  We reimburse directors for reasonable expenses related to their Board service.

The following table summarizes compensation paid to each of our non-employee directors who served in such capacity during fiscal 2009.  For more information about Mr. Sommer’s compensation as a director prior to his appointment as the Company’s Chief Executive Officer, please refer to the Summary Compensation Table on page 15.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)

Sheryle Bolton	36,000			(1)	36,000

Richard D. Butler, Jr.	36,000			(2)	36,000

Thomas J. Clarke, Jr.	38,500	(3)		(4)	38,500

Joseph F. Cunningham, Jr. (5)	12,000		-		12,000

Joseph R. Huber (6)	4,258		14,500	(7)	18,758

Greg A. LeClaire	46,000	(8)		(9)	46,000

Rajesh Navar (10)	72,000		-		72,000
_______________
(1)	As of September 30, 2009, Ms. Bolton had been granted 10,000 shares of restricted common stock, all of which remained subject to forfeiture.
(2)	As of September 30, 2009, Mr. Butler had been granted 10,000 shares of restricted common stock, 3,333 of which were vested and 6,667 of which remained subject to forfeiture.
(3)	Includes $2,500 additional cash retainer paid in connection with service as chairman of the Company’s Corporate Governance and Nominating Committee.
(4)	As of September 30, 2009, Mr. Clarke had been granted 10,000 shares of restricted common stock, 3,333 of which were vested and 6,667 of which remained subject to forfeiture.
(5)	Mr. Cunningham’s service as a director of the Company ended on February 26, 2009.
(6)	Mr. Huber was appointed to the Board on August 11, 2009.
(7)
Based on the closing price per share ($1.45) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.  Award of 10,000 shares of restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant.  This represents the only award outstanding held by Mr. Huber as of September 30, 2009.

(8)	Includes $10,000 additional cash retainer paid in connection with service as chairman of the Company’s Audit Committee.
(9)	As of September 30, 2009, Mr. LeClaire had been granted 10,000 shares of restricted common stock, 3,333 of which were vested and 6,667 of which remained subject to forfeiture.
(10)	Mr. Navar resigned as Chairman of the Board on October 8, 2009, effective as of October 15, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available for issuance under LiveDeal’s equity compensation plans as of September 30, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	751,067	(2)	$1.52	(3)	648,933

Equity compensation plans not approved by security holders	-		-		-

Total	751,067		$1.52		648,933
_______________
(1)	Includes the LiveDeal, Inc. Amended and Restated 2003 Stock Plan.
(2)
This number represents the number of shares of restricted stock, and the number of shares underlying stock options, that have been granted to eligible participants under our Amended and Restated 2003 Stock Plan.  As of September 30, 2009, 430,517 shares of restricted stock were vested, 92,425 shares remained restricted, and 228,125 shares of common stock were issuable upon the exercise of stock options (28,125 of which were vested at such date).

(3)	Reflects the weighted-average exercise price of options outstanding as of September 30, 2009.

LiveDeal, Inc. Amended and Restated 2003 Stock Plan

During the fiscal year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the “2002 Plan”), which was intended to replace our 1998 Stock Option Plan (the “1998 Plan”).  The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan.  There were 300,000 shares of our common stock authorized for issuance under the 2002 Plan.  On June 30, 2003 and July 21, 2003, respectively, our Board and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan.  The 300,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Stock Plan.

In April 2004, our stockholders and our Board approved an amendment to the 2003 Stock Plan to increase the aggregate number of shares available thereunder by 200,000 shares in order to have an adequate number of shares available for future grants.  At our 2007 Annual Meeting, our stockholders approved an amendment that increased the aggregate number of shares available for issuance under the 2003 Stock Plan to 800,000 shares.  At our 2008 Annual Meeting, our stockholders rejected an amendment that would have increased the number of shares available for issuance from 800,000 shares to 1,100,000 shares.  At our 2009 Annual Meeting, our stockholders approved an amendment that increased the aggregate number of shares available for issuance under the 2003 Stock Plan by 600,000 shares, to 1,400,000 shares in the aggregate.

The following Compensation Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the intention to do so is expressed indicated.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Thomas J. Clarke, Jr.
Greg A. LeClaire

AUDIT COMMITTEE REPORT

The SEC rules require us to include in our Proxy Statement a report from the Audit Committee of our Board.  The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report in such filings.

It is the duty of the Audit Committee to provide independent, objective oversight of our accounting functions and internal controls.  The Audit Committee acts under a written charter that sets forth the audit-related functions we are expected to perform.  Our functions are to:

•	serve as an independent and objective party to monitor LiveDeal, Inc.’s financial reporting process and system of internal control structure;

•	review and appraise the audit efforts of LiveDeal, Inc.’s independent registered public accounting firm; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  We discuss these matters with the Company’s independent auditors and with appropriate financial personnel.  We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee.  We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.  Toward that end, we have considered whether the non-audit related services provided by LiveDeal, Inc.’s independent auditors are compatible with their independence.  In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

Management of LiveDeal, Inc. has primary responsibility for the Company’s financial statements and the overall reporting process, including its system of internal control structure.  The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present LiveDeal, Inc.’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (c) discuss with the Company any issues they believe should be raised.  Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures.  We are not employees of LiveDeal, Inc. while serving on the Audit Committee.  We are not and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting and auditing.  Therefore, we have relied, without independent verification; on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on LiveDeal, Inc.’s consolidated financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that LiveDeal, Inc.’s independent accountants are, in fact, “independent.”

This year, we reviewed LiveDeal, Inc.’s audited consolidated financial statements and met with both management and Mayer Hoffman McCann P.C., LiveDeal, Inc.’s independent auditors, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have received from and discussed with Mayer Hoffman McCann P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from LiveDeal, Inc.  We also discussed with Mayer Hoffman McCann P.C. any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, we recommended to the Board that LiveDeal, Inc.’s audited consolidated financial statements should be included in LiveDeal, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

The Audit Committee
Greg A. LeClaire, Chairman
Sheryle Bolton
Richard D. Butler, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 27, 2010 of (i) each Named Executive Officer and each director of our Company; (ii) all Named Executive Officers and directors of our Company as a group; and (iii) each person known to the Company to be the beneficial owner of more than five percent of our common stock.  We deem shares of our common stock that may be acquired by an individual or group within 60 days of January 27, 2010, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Percentage of ownership is based on 6,092,017 shares of common stock outstanding on January 27, 2010.  The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock.  Unless otherwise indicated, the business address of each person listed is 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Sheryle Bolton (1)	10,000	*
Richard D. Butler, Jr. (2)	10,000	*
Thomas J. Clarke, Jr. (3)	10,000	*
Michael Edelhart (4)	-	-
Kevin A. Hall (5)	-	-
Joseph R. Huber (6)	2,041,721	33.5%
Greg A. LeClaire (7)	10,000	*
Rajeev Seshadri (8)	28,125	*
Richard F. Sommer (9)	10,000	*

All Named Executive Officers and directors as a group (9 persons)	2,119,846	34.6%

Rajesh Navar (10)	814,756	13.4%
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*Represents less than one percent of our issued and outstanding common stock.

(1)	Ms. Bolton is a director of the Company.
(2)	Mr. Butler is a director of the Company.
(3)	Mr. Clarke is a director of the Company.
(4)	Mr. Edelhart served as the Company’s Chief Executive Officer until May 19, 2009 and as a director of the Company until July 8, 2009.
(5)
Mr. Hall has served as the Company’s General Counsel since April 2009, as the Company’s Vice President of Human resources and Business Development since October 2009, and as the Company’s interim Chief Operating Officer since January 2010.

(6)
Mr. Huber is a director of the Company.  According to a Schedule 13D (Amendment No. 4) filed by Mr. Huber on August 25, 2009, Mr. Huber beneficially owns 2,031,721 shares of common stock.  Of the 2,031,721 shares, 1,694,423 shares are directly owned by JRH Investments, which is 100% owned and managed by Mr. Huber; 299,100 shares are owned by Huber Capital Management, LLC (“HCM”), of which Mr. Huber is Managing Member, Chief Executive Officer and Chief Investment Officer; 25,513 shares are owned by an investment company for which HCM serves as investment adviser; 8,014 shares are beneficially owned by Mr. Huber through his IRA, and 4,671 shares are beneficially owned by Mr. Huber as the custodian of a custodial account for the benefit of his child.  In addition, Mr. Huber’s spouse owns 5,590 shares of Common Stock, over which Mr. Huber disclaims beneficial ownership.  Finally, Mr. Huber was granted 10,000 shares of restricted common stock in connection with his appointment to the Board on August 11, 2009.  Address is 10940 Wilshire Boulevard, Suite 925, Los Angeles, California 90024.

(7)	Mr. LeClaire is a director of the Company.
(8)
Mr. Seshadri served as the Company’s Chief Financial Officer from January 9, 2009 until January 2, 2010.  Amount reflects vested options to purchase shares of the Company’s common stock for $1.45 per share that are exercisable by Mr. Seshadri until July 1, 2010 pursuant to his Separation Agreement and Full Release of Claims with the Company.

(9)	Mr. Sommer served as the Company’s Chief Executive Officer from May 19, 2009 until January 4, 2010 and as a director of the Company until January 4, 2010.
(10)
Mr. Navar served as the Chairman of the Board until October 15, 2009.  Mr. Navar owns 146,371 shares directly and 668,385 shares indirectly in his capacity as a co-trustee and co-beneficiary of the Rajesh & Arati Navar Living Trust dated 9/23/2002.  The latest address known to the Company is 23930 Jabil Lane, Los Altos Hills, California 94024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on our review of the copies of such forms filed with the SEC and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our ten percent or greater stockholders were complied with during the fiscal year that ended September 30, 2009, with the exception of the following reports:

Name	Form	Transaction Date	Due Date	Actual Filing Date
Sheryle Bolton	3	10/1/2008	10/11/2008	1/22/2009
Sheryle Bolton	4	10/1/2008	10/3/2008	1/22/2009
Joe Huber	4	11/18/2008	11/20/2008	11/21/2008
Joe Huber	4	12/8/2008	12/10/2008	12/16/2008
Joe Huber	4	1/9/2009	1/13/2009	1/15/2009
Joe Huber	4	3/13/2009	3/17/2009	3/19/2009
Rajeev Seshadri	3	1/9/2009	1/19/2009	4/28/2009

RELATED PARTY TRANSACTIONS

During fiscal 2009, the Company paid aggregate consulting fees of $142,000 to Petrus Capital Partners for investor relations and related services provided by John Evans to the Company.  Mr. Evans, who was a director of the Company until February 2009, is affiliated with Petrus Capital Partners and is entitled to the full amount of such consulting fees for purposes of the disclosure required pursuant to Item 404 of Regulation S-K.  The consulting arrangement described above was entered into before Mr. Evans was appointed to the Company’s Board on June 7, 2007.

In accordance with its charter, the Audit Committee of the Company’s Board reviews and recommends for approval all related party transactions (as such term is defined for purposes of Item 404 of Regulation S-K).  Because the arrangement described above was entered into before Mr. Evans was a related person for these purposes, it was not approved by the Audit Committee at that time.  During fiscal 2009, the Board continued to believe that Mr. Evan’s services were valuable to the Company and its stockholders, and that the Company’s costs pursuant to the arrangement were reasonable.  Accordingly, the Board continued the consulting arrangement in fiscal 2009.  As noted above, Mr. Evans is no longer a director of the Company.

STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS

To be considered for inclusion in our proxy materials relating to our 2011 Annual Meeting, stockholder nominations or other proposals must be received at our principal executive offices by October 6, 2010, which is 120 calendar days prior to the anniversary of the mailing date of the Company’s 2010 Proxy Statement.  All stockholder proposals must be in compliance with applicable laws and regulations, including the provisions of Rule 14a-8 of the Exchange Act, in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting.

Pursuant to Section 2.7 of the Company’s Amended and Restated Bylaws, any notice of a stockholder nomination or other proposal submitted outside of the process prescribed by Rule 14a-8 of the Exchange Act (i.e., proposals that are not to be included in the Company’s proxy statement and form of proxy) received after October 6, 2010 will be considered untimely.  To be in proper written form, a stockholder’s notice must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receive our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet.  Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful.  If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.  We may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  Your consent will be effective until you revoke it by terminating your registration at the website www.investordelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future.  If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials.  In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act.  The Company files reports, proxy statements and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at: www.sec.gov.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 has been mailed to you with this Proxy Statement.  The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  The information contained in the “Audit Committee Report,” “Compensation Committee Report,” and “Performance Graph” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits.  Any such requests should be directed to our Corporate Secretary at our principal executive offices at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF LARRY TOMSIC, CHIEF FINANCIAL OFFICER, AT (702) 939-0422 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

LiveDeal, Inc.

/s/ Kevin A. Hall
Kevin A. Hall
Interim Chief Operating Officer
February 3, 2010

REVOCABLE PROXY

LIVEDEAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 25, 2010

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on March 25, 2010 and the Proxy Statement and appoints Kevin A. Hall and Lawrence W. Tomsic (or either of them), the proxy of the undersigned, with full power of substitution to vote all shares of common stock of LiveDeal, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 25, 2010 at 8:00 a.m. local time, at LiveDeal’s corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________	______________________________
Stockholder (sign above)	Co-holder (if any) (sign above)

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☑

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
	For	Withhold
Sheryle Bolton	☐	☐
Richard D. Butler, Jr.	☐	☐
Thomas J. Clarke, Jr.	☐	☐
Joseph R. Huber	☐	☐
Greg A. LeClaire	☐	☐

PROPOSAL NO. 2 – RATIFICATION OF AUDITORS
	For	Against	Abstain
To ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2010	☐	☐	☐

OTHER MATTERS
	Yes	No
In his discretion, the Proxy is authorized to vote upon such
other matters as may properly come before the meeting.	☐	☐

Please disregard the following if you have previously provided your consent decision:

☐ By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and shareholder communications electronically via the Internet at a website that will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, New Jersey 07016, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT.  IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

LIVEDEAL, INC.

Please sign EXACTLY as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign.  If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________
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